UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 26, 2017

HUALE ACOUSTICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202841	42-1771342
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

East Room 902, Building 3 East,

Saige Sci-Tech. Park, Futian District, Shenzhen,

Guangdong Province, China, 518000

(Address of principal executive offices)

(86) 13715017900

(Registrant's telephone number, including area code)

ILLUMITRY CORP.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year

Huale Acoustics Corporation (formerly Illumitry Corp.) (the “Company”) amended its Articles of Incorporation with the State of Nevada in order to (i) change its name to Huale Acoustics Corporation, and (ii) increase the authorized shares of capital stock to 800,000,000, with 700,000,000 common stock and 100,000,000 preferred stock (the “Amendment”). The board of directors of the Company approved the Amendments on October 17, 2017. The shareholders of the Company approved of the Amendment by written consent on October 17, 2017. The Amendment became effective with the State of Nevada on October 26, 2017. FINRA announced on November 6, 2017 that the new name of Huale Acoustics Corporation will be effective on November 7, 2017, and the new ticker symbol of “HYAS” will be effective on November 7, 2017

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

3.1

Certificate of Amendment, stating the name change and increasing the authorized shares of capital stock of the Company to 800,000,000, with 700,000,000 common stock and 100,000,000 preferred stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 6, 2017

Huale Acoustics Corporation /s/ XU Dantong —————————————— By: XU Dantong Title: President

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Certificate of Amendment, stating the name change and increasing the authorized shares of capital stock of the Company to 800,000,000, with 700,000,000 common stock and 100,000,000 preferred stock.

4